Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER FINANCIAL RESULTS
Company reaffirms annual guidance for 2015

Seattle, WA - May 5, 2015 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the first quarter ended March 31, 2015.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the first quarter was $79.6 million, which compares with $55.1 million in the first quarter of 2014. The Company reported a net loss for the quarter of $9.4 million, or $0.24 per diluted share, compared to a net loss of $12.9 million, or $0.34 per diluted share in the prior year period. Non-GAAP net loss was $10.9 million, or $0.28 per diluted share for the first quarter, compared to non-GAAP net loss of $17.6 million, or $0.46 per diluted share for the same period last year.

Overall gross profit margin for the first quarter of 2015 was 30%, compared to 33% for the first quarter of 2014. Total non-GAAP gross profit margin for the first quarter of 2015 was 31%, compared to 34% for the first quarter of 2014.

Operating expenses for the first quarter of 2015 were $40.9 million, compared to $39.8 million for the prior year period. Non-GAAP operating expenses for the first quarter of 2015 were $37.8 million, compared to $37.3 million for the prior year period.

As of March 31, 2015, cash, investments and restricted cash increased slightly compared to December 31, 2014 and totaled $148 million. Working capital decreased modestly to $353 million, compared to $362 million at the end of 2014.

“We had a solid first quarter as we continued our strong run of new wins, including at Petroleum Geo-Services, which selected an XC40 and Cray storage to power its most advanced seismic imaging efforts,” said Peter Ungaro, president and CEO of Cray.  “We also installed our first XC supercomputer in Poland at Stalprodukt, a leading advanced steel manufacturer.  Looking toward the future, we recently outlined our plans for our next-generation supercomputer, code-named ‘Shasta,’ targeted for 2018. A Shasta-based system was selected by Argonne National Laboratory along with Cray storage and an XC system for the Department of Energy’s CORAL project, and we’re excited to be partnering with Intel to deliver these powerful new systems. This is a significant validation of our product roadmap as Shasta will deliver on our Adaptive Supercomputing vision to bridge the world of supercomputing with data analytics.”

Outlook
The Company anticipates revenue for 2015 to be in the range of $715 million. Revenue is expected to ramp quarterly during 2015, with about $130 million in the second quarter and roughly 40-45% of the total year in the fourth quarter. Non-GAAP gross margin for 2015 is expected to be about 35%. Total non-GAAP operating expenses for the year are anticipated to be about $195 million. Based on this outlook, we expect to improve our GAAP and non-GAAP operating profit margin significantly for 2015.

The Company’s 2015 effective non-GAAP tax rate is expected to be in the range of 6-10%.

Actual results for any future period are subject to large fluctuations and a wide range of results remains possible given the nature of Cray’s business.

Recent Highlights

•
In April, Cray’s next-generation supercomputer, code-named “Shasta,” was selected by Argonne National Laboratory for the U.S. Department of Energy’s CORAL project. Cray will be collaborating with Intel on this project and the contract includes a plan for a Cray XC and storage delivery in 2016 and an anticipated larger Cray Shasta-based system delivery in 2018.

•
In April, the U.S. Department of Energy’s National Energy Research Scientific Computing Center (NERSC) selected a Cray XC40 supercomputer to be installed at its laboratory in Berkeley, CA in 2015. This system will be a predecessor to the previously announced “Cori” system, also a Cray, that is expected to be installed at NERSC in 2016.

•	In April, the Cray Urika-XA big data analytics solution received the Best of Show award for IT Hardware and Infrastructure at the 2015 Bio-IT World Conference & Expo.

•
In March, Cray’s XC and Sonexion storage were selected by Petroleum Geo-Services, a leading global energy company based in Oslo, Norway, to power its most advanced seismic imaging project called Triton. The system is expected to be installed in 2015.

•	In the first quarter, a Cray XC30 supercomputer was installed at Stalprodukt S.A. in Poland, a leading global steel processor, for structural analysis modeling used in the testing of steel designs.

•
Cray strengthened its global regional sales initiatives with the recent appointments of Catalin Morosanu to head up its sales efforts in Europe, Middle East and Africa and Nick Gorga to head up its sales efforts in Asia-Pacific.

•
In March, Martin (“Marty”) Homlish joined Cray’s Board of Directors. Mr. Homlish previously ran marketing for Sony, SAP and Hewlett-Packard, and is currently the CEO of AMP, an end-to-end marketing agency.

Conference Call Information
Cray will host a conference call today, Tuesday, May 5, 2015 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its first quarter financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial (765) 889-6838 and use the conference ID #35815684. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #35815684. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Tuesday, May 5, 2015.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, its product development, sales and delivery plans, and the Cray Shasta system. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2015 when or at the levels expected, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, including the risk that Cray is not able to deliver Shasta systems or technology within the planned timeframes or at all, the risk that the Shasta system will not have the features, performance or components currently planned, the risk that processors and interconnect technology planned for the Shasta system are not available when expected or with the performance expected, the risk that the order for the Shasta-based system through the CORAL program is smaller than expected or not placed at all, the risk that planned future third-party processors are not available with the performance expected or when expected or are made available in a way that encourages customers to delay purchases of our products because they decide to wait for successor systems or upgrades they believe will be available in the future or to purchase products with the future processors from our competitors who are willing to take greater risk on delivery, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended March 31, 2015, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

###

CRAY, and the stylized CRAY mark, SONEXION and URIKA are registered trademarks of Cray Inc. in the United States and other countries, and the XC family of supercomputers is a trademark of Cray Inc. Other trademarks used in this report are the property of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenue:
Product	$52,741	$30,015
Service	26,903	25,095
Total revenue	79,644	55,110
Cost of revenue:
Cost of product revenue	40,756	23,972
Cost of service revenue	14,852	13,201
Total cost of revenue	55,608	37,173
Gross profit	24,036	17,937
Operating expenses:
Research and development, net	22,187	22,621
Sales and marketing	12,552	11,776
General and administrative	6,140	5,413
Total operating expenses	40,879	39,810
Loss from operations	(16,843)	(21,873)

Other income (expense), net	744	(646)
Interest income, net	364	61
Loss before income taxes	(15,735)	(22,458)
Income tax benefit	6,341	9,520
Net loss	$(9,394)	$(12,938)

Basic net loss per common share	$(0.24)	$(0.34)
Diluted net loss per common share	$(0.24)	$(0.34)

Basic weighted average shares outstanding	39,003	38,317
Diluted weighted average shares outstanding	39,003	38,317

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$118,631	$112,633
Restricted cash	16,849	16,874
Short-term investments	9,562	16,289
Accounts and other receivables, net	80,958	165,113
Inventory	210,159	143,632
Deferred tax asset	39,075	36,073
Prepaid expenses and other current assets	25,399	17,948
Total current assets	500,633	508,562

Long-term investments	2,897	—
Long-term investment in sales-type lease, net	27,155	31,089
Property and equipment, net	34,383	34,793
Service spares, net	1,953	1,868
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	3,334	3,895
Deferred tax assets	42,274	41,414
Other non-current assets	17,067	15,631
TOTAL ASSETS	$643,878	$651,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,191	$48,699
Accrued payroll and related expenses	9,837	16,054
Other accrued liabilities	5,183	16,285
Deferred revenue	71,751	65,910
Total current liabilities	147,962	146,948

Long-term deferred revenue	41,087	47,588
Other non-current liabilities	2,082	3,044
TOTAL LIABILITIES	191,131	197,580

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,880,628 and 40,822,377 shares, respectively	602,025	598,390
Accumulated other comprehensive income	11,222	6,503
Accumulated deficit	(160,500)	(151,039)
TOTAL SHAREHOLDERS’ EQUITY	452,747	453,854
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$643,878	$651,434

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended March 31, 2015
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(9.4)	$(16.8)	$(0.24)	$24.0	$40.9

Share-based compensation	(1)	3.2	3.2		0.2	3.0
Purchase accounting adjustments	(2)	0.2	0.2		0.2	—
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Items impacting tax provision	(3)	(5.5)
Total reconciling items		$(1.5)	$4.0	$(0.04)	$0.9	$3.1

Non-GAAP		$(10.9)	$(12.8)	$(0.28)	$24.9	$37.8

		Three Months Ended March 31, 2014
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(12.9)	$(21.9)	$(0.34)	$17.9	$39.8

Share-based compensation	(1)	2.5	2.5		0.1	2.4
Purchase accounting adjustments	(2)	0.1	0.1		0.1	—
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Items impacting tax provision	(3)	(7.9)
Total reconciling items		$(4.7)	$3.2	$(0.12)	$0.7	$2.5

Non-GAAP		$(17.6)	$(18.7)	$(0.46)	$18.6	$37.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$12.0	23%	$12.0	45%	$24.0	30%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.2				0.2
Amortization of acquired intangibles	(2)	0.5				0.5
Total reconciling items		$0.8	1%	$0.1	—%	$0.9	1%

Non-GAAP		$12.8	24%	$12.1	45%	$24.9	31%

		Three Months Ended March 31, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$6.0	20%	$11.9	47%	$17.9	33%

Share-based compensation	(1)	—		0.1		0.1
Purchase accounting adjustments	(2)	0.1		—		0.1
Amortization of acquired intangibles	(2)	0.5		—		0.5
Total reconciling items		$0.6	1%	$0.1	—%	$0.7	1%

Non-GAAP		$6.6	21%	$12.0	47%	$18.6	34%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended March 31,
		2015	2014
GAAP Net Loss		$(9.4)	$(12.9)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.1
Purchase accounting adjustments	(2)	0.2	0.1
Amortization of acquired and other intangibles	(2)	0.5	0.5
Total adjustments impacting gross profit		0.9	0.7

Non-GAAP gross margin percentage		31%	34%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.0	2.4
Amortization of acquired intangibles	(2)	0.1	0.1
Total adjustments impacting operating expenses		3.1	2.5

Items impacting tax provision	(3)	(5.5)	(7.9)
Non-GAAP Net Loss		$(10.9)	$(17.6)

Non-GAAP Diluted Net Loss per common share		$(0.28)	$(0.46)

Diluted weighted average shares		39.0	38.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets